Exhibit 5.1



                                                              December 3, 1998


META Group, Inc.
208 Harbor Drive
Stamford, Connecticut  06912-0061

        Re: Registration Statement on Form S-8 Relating to the Amended and Restated 1995 Stock Plan of META Group, Inc. and the Amended and Restated 1996 Equity Compensation Plan of The Sentry Group, Inc. (referred to collectively as the "Plans").

Dear Sir or Madam:

         Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by META Group, Inc. (the "Company") on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 1,859,500 shares of Common Stock, par value $.01 per share, of the Company issuable pursuant to the Plans (the "Shares").

         We have examined, and are familiar with, and have relied as to factual matters solely upon, a copy of the Plans, the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company, the Restated Articles of Organization and the Amended and Restated By-laws of
The Sentry Group, Inc., the minute books and stock records of the Company and originals of such other documents, certificates and proceedings as we have deemed necessary for the purpose of rendering this opinion.

         We are only members of the bar of the Commonwealth of Massachusetts and are not expert in, and express no opinion regarding, the laws of any jurisdiction other than the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the United States of America.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the respective Plans and the terms of any agreement relating to any of the options granted thereunder, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                          Very truly yours,

                                          /s/ Testa, Hurwitz & Thibeault, LLP

                                          TESTA, HURWITZ & THIBEAULT, LLP